Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Anika Therapeutics, Inc.

Bedford, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-110326, 333-160102, 333-176103, 333-190597, 333-219190 and 333-232254) of Anika Therapeutics, Inc. of our report dated April 22, 2019, relating to the financial statements of Arthrosurface, Inc., which appear in this Form 8-K/A.

/s/ BDO USA, LLP

Boston, Massachusetts

March 12, 2020